EXHIBIT 25.2(H)(1)

                                                                  EXECUTION COPY


                       PRIVATE PLACEMENT AGENCY AGREEMENT

                                     among

                       YORK ENHANCED STRATEGIES FUND, LLC,

                      YORK ENHANCED STRATEGIES FEEDER FUND,

              YORK ENHANCED STRATEGIES FEEDER FUND (CAYMAN) LTD.,

                   YORK ENHANCED STRATEGIES MANAGEMENT, LLC,

                       MORGAN STANLEY & CO. INCORPORATED

                                      and

                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                               November 17, 2005



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                       PRIVATE PLACEMENT AGENCY AGREEMENT

                                                               November 17, 2005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Ladies and Gentlemen:

         YORK ENHANCED STRATEGIES FUND, LLC (the "ISSUER") is a Delaware limited liability company, which will be registered as a nondiversified, closed-end management investment company under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "INVESTMENT COMPANY ACT"). York Enhanced Strategies Management, LLC is a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended, (along with the rules and regulations thereunder, the "ADVISERS ACT") and along with certain of its affiliates will serve as the investment manager of the Issuer (the "INVESTMENT MANAGER"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Private Placement Documents (as defined herein).

         The Issuer is authorized to issue common shares (the "COMMON SHARES"), preferred shares (the "PREFERRED SHARES", together with the Common Shares, the "SHARES") and revolving notes (the "NOTES") under the Indenture to be entered into by and between the Issuer and JPMorgan Chase Bank, N.A., as trustee (the Shares, together with the Notes, the "SECURITIES"). It is currently anticipated that an aggregate of $109.0 million of Preferred Shares will be issued in the form of floating rate term cumulative preferred securities with a liquidation preference and other terms authorized by the board of directors of the Issuer at the time of issuance in conformity with the Investment Company Act and pursuant to the related Preferred Share Purchase Agreement, to be entered into with respect to the Term Preferred Shares. In addition, it is currently anticipated that the Issuer will issue an aggregate of $216.0 million of the Notes under the Indenture and pursuant to the related Note Purchase Agreement, to be entered into by

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and among the Issuer, Deutsche Bank Trust Company Americas, as Note agent, and the holders of the Notes (the "NOTE PURCHASE AGREEMENT").

         The Issuer proposes to offer Common Shares for sale solely to persons that are "accredited investors" ("ACCREDITED INVESTORS") as defined by Rule 501(a) of Regulation D of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), "qualified clients" ("QUALIFIED CLIENTS") within the meaning of Rule 205-3 under the Advisers Act and "qualified purchasers" ("QUALIFIED PURCHASERS") within the meaning of Section 2(a)(51)(A) under the Investment Company Act and the regulations promulgated thereunder (collectively, the Accredited Investors, the Qualified Clients and the Qualified Purchasers are, the "QUALIFIED INVESTORS"). The Issuer proposes to offer Preferred Shares and Notes for sale solely to certain Qualified Investors, who are also "qualified institutional buyers" as defined in Rule 144A of the Securities Act. The Issuer desires to retain Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") to act as its placement agent in connection with the offer and sale of the Common Shares by the Issuer in the United States. The Issuer desires to retain Morgan Stanley & Co. International Limited acting through its Fixed Income Division ("FID") to act as its placement agent in connection with the offer and sale of the Common Shares by the Issuer, shares (the "DELAWARE FEEDER SHARES") of York Enhanced Strategies Feeder Fund, a Delaware statutory trust (the "DELAWARE FEEDER FUND") and shares (the "CAYMAN FEEDER SHARES" together with the Delaware Feeder Shares, the "FEEDER SHARES") of York Enhanced Strategies Feeder Fund (Cayman) Ltd., a Cayman Islands company (the "Cayman Feeder Fund," together with the Delaware Feeder Fund, the "FEEDER FUNDS") outside the United States. In addition, the Issuer desires to grant to Morgan Stanley & Co. International Limited acting through its Private Wealth Management division ("PWM") the right to distribute the Common Shares of the Issuer and shares of the Feeder Funds outside the United States and PWM agrees to act as distributor subject to Appendix A attached hereto. For the avoidance of doubt, FID and PWM shall hereinafter be jointly referred to as "MSIL" and MSIL and Morgan Stanley shall hereinafter be jointly referred to as the "PLACEMENT AGENT."

         The Shares will be issued pursuant to an operating agreement, dated as of November 3, 2005 (as amended through the date hereof, the "OA") among the initial Directors; York Enhanced Strategies Management, LLC, as Initial Member (as defined in the OA); and those persons identified as Members (as defined in the OA) in the books of the Issuer as of the date of the OA and the Statement of Preferences of Series A-1 Floating Rate Term Preferred Shares (the "STATEMENT"), dated November 17, 2005, which is attached to the OA as Appendix A and made a part thereof (the OA together with the Statement, the "OPERATING AGREEMENT"). The Operating Agreement and the Certificate of Formation of the Issuer are referred to herein as the "ORGANIZATIONAL DOCUMENTS." The Notes will be issued pursuant to the indenture, dated as of November 17, 2005 (the "INDENTURE"), by and between the Issuer and JPMorgan Chase Bank, National Association, as trustee (the "TRUSTEE").

         Each of the Feeder Funds are authorized to issue that number of Feeder Shares sufficient to satisfy the requirements of subscription agreements relating to the Feeder Shares, which were entered into on or before the Closing Date. The Feeder Funds have applied for listing of the Feeder Shares on the Irish Stock Exchange. The Certificate of Trust and Agreement and Declaration of Trust of the Delaware Feeder are referred to herein as the "DELAWARE FEEDER ORGANIZATIONAL DOCUMENTS." The Memorandum of Association and Articles of Association of

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the Cayman Feeder are referred to herein as the "CAYMAN FEEDER ORGANIZATIONAL
DOCUMENTS." The primary assets of each of the Feeder Funds will be Common Shares of the Issuer. Feeder Shares will be offered and sold to Qualified Investors. In connection with the offer and sale of the Delaware Feeder Shares, the Delaware Feeder Fund prepared and delivered to the Placement Agent, for delivery to prospective investors in the Delaware Feeder Shares a Prospectus, dated November 2, 2005 (the "DELAWARE FEEDER PROSPECTUS"). In connection with the offer and sale of the Cayman Feeder Shares, the Cayman Feeder Fund prepared and delivered to the Placement Agent, for delivery to prospective investors in the Cayman Feeder Shares a Prospectus, dated November 2, 2005 (the "CAYMAN FEEDER PROSPECTUS," together with the Delaware Feeder Prospectus, the "FEEDER PROSPECTUSES.")

         The Securities and the Feeder Shares will be offered and sold without being registered under the Securities Act in compliance with the exemption from registration provided by Section 4(2) and Regulation D thereof. In connection with the offer and sale of the Common Shares, the Issuer prepared and delivered to the Placement Agent, for delivery to prospective investors in the Common Shares, the preliminary private placement memoranda dated April 21, 2005 (the "PRELIMINARY COMMON SHARE PPM") and a final private placement memorandum dated November 2, 2005, as supplemented by the Private Placement Supplement, dated November 15, 2005 (the "FINAL COMMON SHARE PPM"). Such Preliminary Common Share PPM and Final Common Share PPM, including (i) all amendments or supplements thereto, or revisions thereof; and (ii) any accompanying exhibits are collectively referred to herein as the "COMMON SHARE PPM." In connection with the offer and sale of the Preferred Shares and the Notes, the Issuer prepared and delivered to the placement agent for the Preferred Shares and the Notes (the "PREFERRED SHARE AND NOTE PLACEMENT AGENT"), for delivery to prospective investors in the Preferred Shares and the Notes, a preliminary private placement memorandum dated October 6, 2005 (the "PRELIMINARY PREFERRED SHARE AND NOTE PPM"), and a final private placement memorandum dated November 16, 2005, as supplemented by the Private Placement Memorandum Supplement, dated November 17, 2005 (the "FINAL PREFERRED SHARE AND NOTE PPM"). Such Preferred Share and Note PPM and Final Preferred Share and Note PPM, including (i) all amendments or supplements thereto, or revisions thereof; and (ii) any accompanying exhibits are collectively referred to herein as the "PREFERRED SHARE AND NOTE PPM" (together with the Common Share PPM, the "PRIVATE PLACEMENT DOCUMENTS"). The Private Placement Documents describe, among other things, the terms of the Common Shares, the Preferred Shares, the Issuer, the Investment Manager, the Operating Agreement, the terms of the shares of the Feeder Funds, the Indenture and certain risk factors.

         The Issuer will file with the U.S. Securities and Exchange Commission (the "SEC"), in accordance with the provisions of the Investment Company Act, a registration statement on Form N-2 (the "REGISTRATION STATEMENT") and a Notification of Registration on Form N-8A (the "NOTIFICATION") pursuant to
Section 8 of the Investment Company Act.

1.       Representations and Warranties.

         A. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with the Placement Agent that, as of the date hereof and as of the Closing Date (as defined in Section 4 hereof):

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                (i)     Each of the Common Share PPM and the Preferred Share and
                        Note PPM (which, for purposes of this sentence shall be deemed to include additional materials provided to prospective investors by or on behalf of the Issuer where such materials: (a) have been reviewed and approved by the Investment Manager or (b) were provided by the Investment Manager to the Issuer, the Placement Agent or to prospective investors) as of the date thereof does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(A)(i) do not apply to statements or omissions in the Final Common Share PPM or the Final Preferred Share and Note PPM based upon information furnished in writing by the Placement Agent regarding the Placement Agent expressly for use therein. Such information provided by the Placement Agent for the Final Common Share PPM and the Final Preferred Share and Note PPM shall be referred to herein as the "PLACEMENT AGENT'S INFORMATION."

                (ii) The Issuer has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own its assets, to conduct its business as described in the Final Common Share PPM and to execute, deliver and perform its obligations under this Agreement, the Custodial Agreement, the Investment Management Agreement, the Pledge and Intercreditor Agreement, the Indenture, the Fee Letter (as defined below) and any subscription or purchase agreements relating to the Common Shares between the Issuer and the purchasers named therein (collectively, the "RELATED AGREEMENTS"), except to the extent that the failure to be in good standing would not have a material adverse effect on the Issuer.

                (iii) Each of this Agreement, the Operating Agreement and the Related Agreements does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act.

                (iv) On the Closing Date, the anticipated capital structure of the Issuer is substantially as set forth in the Final Common Share PPM and the Common Shares conform in all material respects to the description of them in the Final Common Share PPM and, when issued and paid for pursuant to the terms of the subscription agreement, the Common Shares will be fully paid and non-assessable, and the issuance of such Common Shares will not be subject to any preemptive or similar right. On the Closing Date, the Common Shares will have been duly authorized by the Issuer and each of the Related Agreements will have been duly authorized by the Issuer and, when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium

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                        and similar laws of general applicability relating to or
                        affecting creditors' rights and to general equity principles, and except as rights to indemnity thereunder may be limited by federal or state securities laws.

                (v) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, each of the Related Agreements does not and will not contravene any provision of applicable law or the Organizational Documents or any agreement or other instrument binding upon the Issuer that is material to the Issuer, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations relating to the Common Shares or under any of the Related Agreements, except such as may be required under foreign or state securities or Blue Sky laws in any jurisdiction in connection with the sale of the Common Shares, the Exemptive Order (as defined below) and such other approvals as have been obtained and are in full force and effect.

                (vi) The Issuer owns, possesses or has obtained all necessary consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, whether foreign or domestic, required for the execution, delivery or performance by the Issuer of this Agreement and to own and use its assets and to conduct its business in the manner described in the Final Common Share PPM, except for the Exemptive Order.

                (vii) There are no legal or governmental proceedings pending or, to the Issuer's knowledge after due inquiry, threatened to which the Issuer is a party or to which any of the assets of the Issuer is subject.

                (viii) Assuming that the representations, warranties and covenants made by the Placement Agent in this Agreement are true and correct and have been and will be complied with, that the representations, warranties and covenants made or deemed to be made by holders of the Common Shares in the subscription agreements relating to such Common Shares are true and correct and have been and will be complied with and that the Common Shares are offered and sold by the Placement Agent in accordance with the Final Common Share PPM, no registration of the Common Shares under the Securities Act is required for the offer, sale and delivery of the Shares.

                (ix) The Issuer has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

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                (x)     Neither the Issuer nor any of its affiliates as defined
                        in Rule 501(b) of Regulation D under the Securities Act (each, an "AFFILIATE") has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (b) engaged in any form of general solicitation or general advertising in connection with the offering of Securities (as those terms are used in Regulation D under the Securities Act) or sold, offered for sale or solicited offers to buy Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (xi) The Final Common Share PPM complies in all material respects with the applicable requirements of Regulation D under the Securities Act.

                (xii) Based on the procedures set forth in the Organizational Documents, the Issuer has a reasonable belief that initial sales and subsequent transfers of the Common Shares will be limited to persons who are Qualified Investors.

                (xiii) The Issuer intends to elect and to qualify for the special tax treatment afforded to registered investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE").

                (xiv) On the Closing Date, the Issuer will have complied and will continue to comply in all material respects with all applicable statutes, rules, regulations and orders, enforced or promulgated by the SEC.

                (xv) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or to the knowledge of the Issuer, threatened against or affecting the Issuer, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Issuer or might materially adversely affect the properties or assets of the Issuer.

                (xvi) When filed and at any time thereafter, the Notification and the Registration Statement will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (xvii) Except for that certain exemptive relief requested from the SEC by application, by the Issuer, the Investment Manager and JGD Management Corp. ("JGD") under Section 17(d) of the Investment Company Act (the "EXEMPTIVE ORDER"), no other consent, approval, exemptive order, authorization or order of any court, governmental agency or body or

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                        securities exchange or association, whether foreign or
                        domestic, is required for the consummation of the transactions contemplated in, or the performance by the Issuer of its obligations under, this Agreement, the Operating Agreement or the Related Agreements, except such as (a) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (b) may be required under foreign or state securities or Blue Sky laws, in connection with the placement of Common Shares by the Placement Agent pursuant to this Agreement.

                (xviii) The Issuer represents that it has policies,
                        procedures and internal controls in place that are reasonably designed to comply with all anti-money laundering laws and regulations applicable to it, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

         B. Representations and Warranties of the Delaware Feeder
Fund. The Delaware Feeder Fund represents and warrants to, and agrees with the Placement Agent that, as of the date hereof and as of the Closing Date (as defined in Section 4 hereof):

                (i) The Delaware Feeder Prospectus (which, for purposes of this sentence shall be deemed to include additional materials provided to prospective investors by or on behalf of the Delaware Feeder Fund where such materials:
                        (a) have been reviewed and approved by the Investment Manager or (b) were provided by the Investment Manager to the Delaware Feeder Fund, the Placement Agent or to prospective investors) as of the date thereof does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(B)(i) do not apply to statements or omissions in the Delaware Feeder Prospectus based upon information furnished in writing by the Placement Agent regarding the Placement Agent expressly for use therein. Such information provided by the Placement Agent for the Delaware Feeder Prospectus shall be referred to herein as the "DELAWARE FEEDER'S PLACEMENT AGENT'S INFORMATION."

                (ii) The Delaware Feeder Fund has been duly organized, is validly existing as a statutory trust and is in good standing under the laws of the State of Delaware and has the power and authority to own its assets, to conduct its business as described in the Delaware Feeder Prospectus and to execute, deliver and perform its obligations under this Agreement, the Delaware Feeder Organizational Documents, the Custodial Agreement, the Investment Manager Agreement, by and between the Delaware Feeder Fund and the Investment Manager (the "DELAWARE INVESTMENT MANAGER AGREEMENT") and any subscription or purchase agreements relating to the Delaware Feeder Shares as between the Issuer and the Delaware Feeder

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                        Fund, or relating to the Delaware Feeder
                        Shares as between the Delaware Feeder Fund and the purchasers named therein (collectively, the "DELAWARE RELATED AGREEMENTS"), except to the extent that the failure to be in good standing would not have a material adverse effect on the Delaware Feeder Fund.

                (iii) On the Closing Date, the anticipated capital structure of the Delaware Feeder Fund is substantially as set forth in the Delaware Feeder Prospectus and the Delaware Feeder Shares conform in all material respects to the description of them in the Delaware Feeder Prospectus and, when issued and paid for pursuant to the terms of the subscription agreements, the Delaware Feeder Shares will be fully paid and non-assessable, and the issuance of such Delaware Feeder Shares will not be subject to any preemptive or similar right. On the Closing Date, the Delaware Feeder Shares will have been duly authorized by the Delaware Feeder Fund and each of the Delaware Related Agreements will have been duly authorized by the Delaware Feeder Fund and, when executed and delivered by the Delaware Feeder Fund and the other parties thereto, will constitute a valid and legally binding agreement of the Delaware Feeder Fund enforceable against the Delaware Feeder Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights to indemnity thereunder may be limited by federal or state securities laws.

                (iv) The execution and delivery by the Delaware Feeder Fund of, and the performance by the Delaware Feeder Fund of its obligations under, each of the Delaware Related Agreements does not and will not contravene any provision of applicable law or the Delaware Feeder Organizational Documents or any agreement or other instrument binding upon the Delaware Feeder Fund that is material to the Delaware Feeder Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Delaware Feeder Fund, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Delaware Feeder Fund of its obligations relating to the Delaware Feeder Shares or under any of the Delaware Related Agreements, except such as may be required under foreign or state securities or Blue Sky laws in any jurisdiction in connection with the sale of the Delaware Feeder Shares, the Exemptive Order, and such other approvals as have been obtained and are in full force and effect.

                (v) The Delaware Feeder Fund owns, possesses or has obtained all necessary consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory

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                        organizations and all courts and other tribunals,
                        whether foreign or domestic, required for the execution, delivery or performance by the Delaware Feeder Fund of this Agreement and to own and use its assets and to conduct its business in the manner described in the Delaware Feeder Prospectus, except for the Exemptive Order (as defined above).

                (vi) There are no legal or governmental proceedings pending or, to the Delaware Feeder Fund's knowledge after due inquiry, threatened to which the Delaware Feeder Fund is a party or to which any of the assets of the Delaware Feeder Fund is subject.

                (vii) Assuming that the representations, warranties and covenants made by the Placement Agent in this Agreement are true and correct and have been and will be complied with, that the representations, warranties and covenants made or deemed to be made by holders of the Delaware Feeder Shares in the subscription agreements relating to such Delaware Feeder Shares are true and correct and have been and will be complied with and that the Delaware Feeder Shares are offered and sold by the Placement Agent in accordance with the Delaware Feeder Prospectus, no registration of the Feeder Shares under the Securities Act is required for the offer, sale and delivery of the Delaware Feeder Shares.

                (viii) The Delaware Feeder Fund has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.

                (ix) Neither the Delaware Feeder Fund nor any of its Affiliates has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Common Shares or Feeder Shares in a manner that would require the registration under the Securities Act of the Common Shares or Feeder Shares or
                        (b) engaged in any form of general solicitation or general advertising in connection with the offering of Common Shares or Feeder Shares (as those terms are used in Regulation D under the Securities Act) or sold, offered for sale or solicited offers to buy Common Shares or Feeder Shares in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (x) The Delaware Feeder Prospectus, together with the Final Common Share PPM, complies in all material respects with the applicable requirements of Regulation D under the Securities Act.

                (xi) Based on the procedures set forth in the Delaware Feeder Organizational Documents and this Agreement, the Delaware Feeder Fund has a reasonable belief that initial sales and subsequent transfers of the Delaware Feeder Shares will be limited to persons who are Qualified Investors.

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                (xii)   There is no action, suit or proceeding before or by
                        any court, commission, regulatory body,
                        administrative agency or other governmental agency or body, foreign or domestic, now pending, or to the knowledge of the Delaware Feeder Fund, threatened against or affecting the Delaware Feeder Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Delaware Feeder Fund or might materially adversely affect the properties or assets of the Issuer or the Delaware Feeder Fund.

                (xiii) The Delaware Feeder Fund represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with all anti-money laundering laws and regulations applicable to it, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

         C. Representations and Warranties of the Cayman Feeder Fund. The Cayman Feeder Fund represents and warrants to, and agrees with the Placement Agent that, as of the date hereof and as of the Closing Date (as defined in Section 4 hereof):

                (i) The Cayman Feeder Prospectus (which, for purposes of this sentence shall be deemed to include additional materials provided to prospective investors by or on behalf of the Cayman Feeder Fund where such materials:
                        (a) have been reviewed and approved by the Investment Manager or (b) were provided by the Investment Manager to the Cayman Feeder Fund, the Placement Agent or to prospective investors) as of the date thereof does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(C)(i) do not apply to statements or omissions in the Cayman Feeder Prospectus based upon information furnished in writing by the Placement Agent regarding the Placement Agent expressly for use therein. Such information provided by the Placement Agent for the Cayman Feeder Prospectus shall be referred to herein as the "CAYMAN FEEDER'S PLACEMENT AGENT'S INFORMATION."

                (ii) The Cayman Feeder Fund has been duly incorporated, is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands and has the power and authority to own its assets, to conduct its business as described in the Cayman Feeder Prospectus and to execute, deliver and perform its obligations under this Agreement, the Cayman Feeder Organizational Documents, the Custodial Agreement, the Investment Manager Agreement, by and between the Cayman Feeder Fund and the Investment Manager (the "CAYMAN INVESTMENT MANAGER AGREEMENT") and any subscription or purchase agreements relating to the Cayman Feeder Shares as between the Issuer and the Cayman Feeder

                        Fund, or relating to the Cayman Feeder Shares as between the Cayman Feeder Fund and the purchasers named therein (collectively, the "CAYMAN RELATED AGREEMENTS"), except to the extent that the failure to be in good standing would not have a material adverse effect on the Cayman Feeder Fund.

                (iii) On the Closing Date, the anticipated capital structure of the Cayman Feeder Fund is substantially as set forth in the Cayman Feeder Prospectus and the Cayman Feeder Shares conform in all material respects to the description of them in the Cayman Feeder Prospectus and, when issued and paid for pursuant to the terms of the subscription agreements, the Cayman Feeder Shares will be fully paid and non-assessable, and the issuance of such Cayman Feeder Shares will not be subject to any preemptive or similar right. On the Closing Date, the Cayman Feeder Shares will have been duly authorized by the Cayman Feeder Fund and each of the Cayman Related Agreements will have been duly authorized by the Cayman Feeder Fund and, when executed and delivered by the Cayman Feeder Fund and the other parties thereto, will constitute a valid and legally binding agreement of the Cayman Feeder Fund enforceable against the Cayman Feeder Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights to indemnity thereunder may be limited by federal or state securities laws.

                (iv) The execution and delivery by the Cayman Feeder Fund of, and the performance by the Cayman Feeder Fund of its obligations under, each of the Cayman Related Agreements does not and will not contravene any provision of applicable law or the Cayman Feeder Organizational Documents or any agreement or other instrument binding upon the Cayman Feeder Fund that is material to the Cayman Feeder Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Cayman Feeder Fund, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Cayman Feeder Fund of its obligations relating to the Cayman Feeder Shares or under any of the Cayman Related Agreements, except such as may be required under foreign or state securities or Blue Sky laws in any jurisdiction in connection with the sale of the Cayman Feeder Shares, the Exemptive Order, and such other approvals as have been obtained and are in full force and effect.

                (v) The Cayman Feeder Fund owns, possesses or has obtained all necessary consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, whether foreign or domestic, required for the execution, delivery or performance by the Cayman Feeder Fund of this Agreement and to own and use its assets and to conduct its business in the manner described in the Cayman Feeder Prospectus, except for the Exemptive Order.

                (vi) There are no legal or governmental proceedings pending or, to the Cayman Feeder Fund's knowledge after due inquiry, threatened to which the Cayman Feeder Fund is a party or to which any of the assets of the Cayman Feeder Fund is subject.

                (vii) Assuming that the representations, warranties and covenants made by the Placement Agent in this Agreement are true and correct and have been and will be complied with, that the representations, warranties and covenants made or deemed to be made by holders of the Cayman Feeder Shares in the subscription agreements relating to such Cayman Feeder Shares are true and correct and have been and will be complied with and that the Cayman Feeder Shares are offered and sold by the Placement Agent in accordance with the Cayman Feeder Prospectus, no registration of the Cayman Feeder Shares under the Securities Act is required for the offer, sale and delivery of the Cayman Feeder Shares.

                (viii) The Cayman Feeder Fund has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.

                (ix) Neither the Cayman Feeder Fund nor any of its Affiliates has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Common Shares or Feeder Shares in a manner that would require the registration under the Securities Act of the Common Shares or Feeder Shares or
                        (b) engaged in any form of general solicitation or general advertising in connection with the offering of Common Shares or Feeder Shares (as those terms are used in Regulation D under the Securities Act) or sold, offered for sale or solicited offers to buy Common Shares or Feeder Shares in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (x) The Cayman Feeder Prospectus, together with the Final Common Share PPM, complies in all material respects with the applicable requirements of Regulation D under the Securities Act.

                (xi) Based on the procedures set forth in the Cayman Feeder Organizational Documents and this Agreement, the Cayman Feeder Fund has a reasonable belief that initial sales and subsequent transfers of the Cayman Feeder Shares will be limited to persons who are Qualified Investors.

                (xii) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or to the knowledge of the Cayman Feeder Fund, threatened against or affecting the Cayman Feeder Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Cayman Feeder Fund or might materially adversely affect the properties or assets of the Issuer or the Cayman Feeder Fund.

                (xiii) The Cayman Feeder Fund represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with all anti-money laundering laws and regulations applicable to it, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

2.       Representations and Warranties of the Investment Manager.

         The Investment Manager represents and warrants to, and agrees with, the Placement Agent that, as of the date hereof and as of the Closing Date (as defined in Section 4 hereof):

                (i) The Investment Manager has been duly formed and is validly existing as a limited liability company under the laws of New York and has full power and authority to conduct all of the activities to be conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Final Common Share PPM and Feeder Prospectuses, and is duly licensed and qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on its ability to provide services to the Issuer; and owns, possesses or has obtained (except for the Exemptive Order) and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Final Common Share PPM and Feeder Prospectuses.

                (ii) The Investment Manager has full power and authority to enter into this Agreement and the Investment Management Agreement with the Issuer, the Delaware Investment Manager Agreement, and the Cayman Investment Manager Agreement (collectively, the "INVESTMENT MANAGEMENT AGREEMENT") and to carry out all the terms and provisions hereof and thereof to be carried out by it; and this Agreement and the Investment Management Agreement have been duly and validly authorized, executed and delivered by the Investment Manager; this Agreement and the Investment Management Agreement do not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Investment Management Agreement constitute legal, valid and binding obligations of the Investment Manager, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity thereunder may be limited by federal or state securities laws.

                (iii) (a) The Investment Manager is (I) registered as an investment adviser under the Advisers Act and (II) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Issuer as contemplated by this Agreement and the Investment Management Agreement or the Final Common Share PPM, and
                        (b) each of this Agreement and the Related Agreements to which the Investment Manager is a party does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act.

                (iv) Neither (a) the execution and delivery by the Investment Manager of this Agreement or the Investment Management Agreement nor (b) the consummation by, the Investment Manager of the transactions contemplated by, or the performance of its obligations under this Agreement or the Investment Management Agreement conflicts or will conflict with, or results or will result in a breach of, the governing documents of the Investment Manager or any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Manager.

                (v) Except for the Exemptive Order, no other consent, approval, exemptive order, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Manager of its obligations under, this Agreement or the Investment Management Agreement, except such as (a) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (b) may be required under foreign or state securities or Blue Sky laws, in connection with the placement of Common Shares by the Placement Agent pursuant to this Agreement.

                (vi) The description of the Investment Manager and its business and the statements attributable to the Investment Manager (A) in the Final Common Share PPM comply with the requirements of the Investment Company Act and (B) in the Final Common Shares PPM and the Feeder Prospectuses do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (vii) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager of a nature required to be disclosed in the Final Common Share PPM or the Feeder Prospectuses or that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Manager or the ability of the Investment Manager to fulfill its obligations under this Agreement or the Investment Management Agreement.

                (viii) The Investment Manager is in compliance and will, through the completion of the transactions contemplated in this Agreement, continue to be in compliance with the provisions of the Investment Company Act and the Advisers Act except to the extent that any failure to so comply would not have a material adverse effect on the Issuer or any holder of the Securities.

                (ix) The Investment Manager represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with all rules and regulations of the Investment Company Act, the Advisers Act and anti-money laundering laws and regulations applicable to it, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

3.       Solicitation as Agent; Offers and Sales of Common Shares and Feeder
         Shares.

         (a) It is agreed that the offering of the Common Shares and the Feeder Shares will be made on a private placement basis, and the Placement Agent represents and agrees that it has not and will not solicit offers for, or offer or sell, Common Shares or Feeder Shares by any form of general solicitation or advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Regulation D thereunder. The Issuer authorizes the Placement Agent to use the Common Share PPM in connection with the offer and sale of the Common Shares and each Feeder Fund authorizes the Placement Agent to use each of the Feeder Prospectuses, together with the Final Common Share PPM, in connection with the offer and sale of the applicable Feeder Shares.

         (b) Each of the Investment Manager, the Issuer and the Feeder Funds shall not, and shall each cause each of their respective affiliates not to (i) directly or indirectly solicit any person it knows to be a client of the Placement Agent as a result of the activities of the Placement Agent pursuant to this Agreement (A) to purchase an interest in any investment entity sponsored or offered by the Investment Manager or any of its affiliates (other than interests with the consent of the Placement Agent), (B) to enter into an agreement for the management of any assets of such client by the Investment Manager or any of its affiliates or (C) to curtail or cancel such client's business relationship with the Placement Agent or
                (ii) permit any person introduced to the Investment Manager, the Issuer or the Feeder Funds by the Placement Agent as a result of its activities pursuant to this Agreement to invest in the Issuer or the Feeder Funds or any related investment vehicle, without the consent of the Placement Agent.

4.       Purchase and Delivery, Closing; Placement Agent's Fee.

         (a) The Common Shares to be purchased by the purchasers thereof shall be delivered in such manner agreed upon by the Issuer and such purchasers.

         (b) The Issuer covenants and agrees with the Placement Agent that not later than 6:00 p.m., New York City time, on November 17, 2005 or on such other date or at such other time as the Placement Agent and the Issuer may otherwise agree (such date being herein called the "CLOSING DATE" and such time being herein called the "CLOSING TIME"), the Issuer will pay or cause to be paid in U.S. Dollars the fee set forth in a letter agreement, dated as of November 17, 2005 (the "FEE Letter") between the Issuer and the Placement Agent (the "PLACEMENT AGENT'S FEE") to the Placement Agent.

5.       Conditions to Closing.

         (a) All actions and other legal matters incident to the authorization, form and validity of this Agreement, the Operating Agreement, the Related Agreements, the Common Shares, the Preferred Shares, the shares of the Feeder Funds, the Final Common Share PPM, and all actions and other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all material respects to the Placement Agent and counsel for the Placement Agent, and each of the Issuer and the Feeder Funds shall have furnished to such counsel all documents and information that such counsel may reasonably request in connection with this Agreement, the Operating Agreement, the Related Agreements, the Delaware Feeder Organizational Documents, the Delaware Related Agreements, the Cayman Feeder Organizational Documents, the Cayman Related Agreements and the transactions contemplated hereby and thereby.

         (b) Copies of the Final Common Share PPM and the Feeder Prospectuses (and any amendments or supplements thereto) shall have been distributed to the Placement Agent in accordance with this Agreement, and the sale of the Common Shares and the Feeder Shares shall not have been suspended in any jurisdiction and no suspension proceeding shall have been commenced or shall be pending or threatened.

         (c) The obligations of the Placement Agent under this Agreement, as agent of the Issuer and the Feeder Funds, to solicit offers to purchase Securities and Feeder Shares will be subject to (i) the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of (x) the representations and warranties on the part of the Issuer, each Feeder Fund and the Investment Manager and (y) the statements of the authorized representatives of the Issuer, each Feeder Fund and the Investment Manager made in any certificates pursuant to the provisions hereof, (ii) the performance by each of the Issuer, each Feeder Fund and the Investment Manager of its obligations hereunder and (iii) the following additional conditions precedent.

         (d) The Preferred Shares and the Notes to be issued under the Indenture must have received a "Aaa" rating from Moody's Investors Service, Inc. ("MOODY'S") and a "AAA" rating from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P").

         (e) Closing Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Common Share PPM or the Feeder Prospectuses (except as otherwise stated therein), any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Issuer, the Feeder Funds or the Investment Manager, as the case may be, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of each of the Issuer, each Feeder Fund and the Investment Manager, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change of the Issuer, the Feeder Funds or the Investment Manager, as applicable, (ii) the representations and warranties made by the Issuer, each Feeder Fund and the Investment Manager, as applicable, in this Agreement and in the respective Related Agreements are true and correct with the same force and effect as though expressly made at and as of the Closing Time (unless any such representation or warranty specifically relates to an earlier time) and (iii) each of the Issuer, each Feeder Fund and the Investment Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         (f) Opinion of Counsel for the Investment Manager. The Placement Agent shall have received on the Closing Date an opinion of Arnold & Porter LLP, counsel for the Investment Manager, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and its counsel.

         (g) Execution and Delivery of Indenture. At the Closing Time, the Indenture, the Note Purchase Agreement and the Fee Letter shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Placement Agent and its counsel; the Indenture and the Fee Letter shall be in full force and effect.

         (h) Commitments for Shares in Issuer. At the Closing Time, $325.0 million commitments to purchase Common Shares of the Issuer and $109.0 million commitments to purchase Preferred Shares of the Issuer shall have been received by the Issuer.

         (i) Irish Stock Exchange. Each of the Feeder Funds shall have applied for listing on the Irish Stock Exchange.

         (j) Execution and Delivery of Other Related Agreements. The other Related Agreements shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Placement Agent and its counsel, executed versions of such other Related Agreements shall have been delivered to the Placement Agent and all of the Related Agreements shall be in full force and effect.

         (k) Additional Documents. At the Closing Time, counsel for the Placement Agent shall have been furnished with such other documents as they may reasonably request in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all actions taken by the Issuer in connection with the issuance and sale of the Common Shares and each Feeder Fund in connection with the issuance and sale of the Feeder Shares as herein contemplated shall be satisfactory in form and substance in all material respects to the Placement Agent and counsel for the Placement Agent.

         (l) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer or Investment Manager, taken as a whole, that is material and adverse and that makes it, in the Placement Agent's judgment, impracticable to market any of the Common Shares on the terms and in the manner contemplated in this Agreement.

         The Issuer and each Feeder Fund will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent may reasonably request.

6.       Covenants of the Issuer, the Investment Manager and the Feeder Funds.

         (a) In further consideration of the agreements of the Placement Agent herein contained, each of the Issuer and Investment Manager covenants as follows:

                (i) To file (A) the Notification on or prior to the Closing Date, (B) the Registration Statement on or prior to the Closing Date and any amendments to the Registration Statement as requested by the SEC and (C) any other filings required pursuant to the Investment Company Act or described in the Private Placement Documents (including the Exemptive Order) or requested by the SEC or any other regulatory or governing body; and to distribute complete copies of such filings to the Placement Agent and to counsel for the Placement Agent in a prompt manner.

                (ii) To cause the Registration Statement to comply in all material respects with the applicable requirements of the Advisers Act and the Investment Company Act during the period commencing on the date it is filed and ending when the Common Shares have been fully drawn or may no longer be drawn.

                (iii) To advise the Placement Agent promptly of receipt by the Issuer of any notice from the SEC pursuant to Section 8(e) of the Investment Company Act with respect to the Notification, or any amendment or supplement thereto, or the Registration Statement, or any amendment or supplement thereto.

                (iv) To maintain a compliance program reasonably designed to prevent violations of the Federal Securities Laws as defined in Rule 38a-l under the Investment Company Act ("FEDERAL SECURITIES LAWS").

                (v) To maintain policies, procedures and internal controls that are reasonably designed to comply with all rules and regulations of the Investment Company Act, the Advisers Act and anti-money laundering laws and regulations, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

                (vi) To furnish the Placement Agent and its counsel, without charge, for a reasonable period, as many copies of the Final Common Share PPM and any supplements and amendments thereto as the Placement Agent may reasonably request.

                (vii) During the period mentioned in paragraph (viii) below, before amending or supplementing the Final Common Share PPM, to furnish the Placement Agent a copy of each such proposed amendment or supplement.

                (viii) If, during the period commencing on the date hereof and ending when the Common Shares have been fully drawn or may no longer be drawn, any event shall occur or condition shall exist that makes it necessary, in the opinion of the counsel for the Placement Agent, to amend or supplement the Final Common Share PPM (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which such document (as then amended or supplemented) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Common Share PPM to comply with law, to, after discussing the same with the Placement Agent, the Investment Manager and their counsel, prepare and furnish, at its own expense (which shall not be unreasonable), to the Placement Agent, either amendments or supplements, as the case may be, so that the statements in the Final Common Share PPM as so amended or supplemented will not, in the light of the circumstances when the Final Common Share PPM is delivered to a purchaser, be misleading or so that the Final Common Share PPM will comply with applicable law.

                (ix) To provide each prospective investor with an opportunity to inquire of the Issuer and the Investment Manager about the terms and conditions of the offering and to obtain any information such investor may reasonably consider necessary for making an informed investment decision.

                (x) To supply to the Placement Agent (A) copies of all materials provided by the Issuer to the holders of Preferred Shares and Notes, (B) copies of all SEC filings made by the Issuer and all correspondences between the Issuer and the SEC, (C) copies of the weekly collateral valuation schedule (redacted to delete the identity of specific holdings) that the Issuer makes available to any Rating Agency in connection with the Preferred Shares and (D) to the extent permitted by applicable law, rule or regulation, copies of any other correspondence or information in connection with the Related Agreements and the transactions contemplated by this Agreement and the Related Agreements as the Placement Agent and the Investment Manager shall agree from time to time.

                (xi) To advise the Placement Agent, promptly after the Issuer shall receive notice or obtain actual knowledge thereof, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use its best efforts to obtain the withdrawal of such order promptly.

                (xii) Promptly to take such action as the Placement Agent shall reasonably request to qualify the Common Shares for offer and sale under the securities laws of such jurisdictions where the Placement Agent has placed Common Shares and to maintain such qualifications in effect for so long as required for the placement of the Common Shares by the Placement Agent, except that the Issuer shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                (xiii) To hold the Placement Agent harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Common Shares in accordance with the terms of this Agreement and on the execution and delivery of the other Related Agreements which are or may be required to be paid under the laws of any jurisdiction or any political subdivision or taxing authority thereof or therein. All payments to be made by the Issuer hereunder and in respect of the transactions contemplated hereunder and under the Related Agreements shall be made pursuant to and in accordance with the applicable Related Agreements in U.S. Dollars, at such place as indicated by the Placement Agent, without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the Issuer shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made, to the extent required by the applicable Related Agreement.

                (xiv) To cause the Investment Manager to provide information reasonably necessary in connection with, and otherwise reasonably cooperate in, the preparation of any of the amendments, supplements or other documents prepared pursuant to paragraphs (vii), (viii) and (xi) above.

                (xv) So long as the Common Shares are outstanding, each of the Issuer and the Investment Manager will use its reasonable best efforts to ensure (A) the continued effectiveness with the SEC of the Registration Statement, and amendments or supplements thereto and (B) that the Registration Statement, and any amendment or supplement thereto comply with all requirements of the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made. Each of the Issuer and the Investment Manager will use its best efforts to comply with the applicable provisions of the Investment Company Act and will use its best efforts to continue to qualify for the special tax treatment afforded to registered investment companies under Subchapter M of the Code.

                (xvi) Neither the Issuer nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Common Shares or any security (as defined in the Securities Act) which (A) is or will be integrated with the sale of the Common Shares in a manner which would require the registration of the Common Shares under the Securities Act, or (B) would cause the offer and sale of the Common Shares pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act.

                (xvii) To not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Common Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and in furtherance of the foregoing to not publish or disseminate any material naming or referring to the Placement Agent in connection with any offering of the Common Shares unless the Placement Agent shall have consented to the publication or use thereof.

                (xviii) To make available appropriate officers and employees, and, upon reasonable request to the Investment Manager, access to consultants (e.g., independent accountants and legal counsel) to respond to reasonable information requests by the Placement Agent and to provide the Placement Agent with such information as the Placement Agent may reasonably request.

                (xix) Until the Common Shares have been fully drawn or may no longer be drawn, not to, unless first providing notice to the Placement Agent, (A) modify any Related Agreement, (B) terminate the Investment Manager, (C) appoint a replacement investment manager, or (D) consent to the assignment of the Investment Management Agreement.

                (xx) The Issuer agrees that while any Common Shares remain outstanding it will make available, upon request, to any holder of the Common Shares the information specified in Rule 502(b) under the Securities Act unless the Issuer is then subject to the reporting requirement of Section 13 or Section 15(d) of the Exchange Act.

                (xxi) So long as the Issuer is registered under the Investment Company Act, the Issuer and the Investment Manager shall timely and promptly file all reports and forms (e.g., N-CSR, ADV) with the SEC as required by the Investment Company Act and the Advisers Act and shall provide shareholders and prospective shareholders with timely reports as required by the Investment Company Act.

         (b) In further consideration of the agreements of the Placement Agent herein contained, each of the Feeder Funds and Investment Manager covenants as follows:

                (i) To furnish the Placement Agent and its counsel, without charge, for a reasonable period, as many copies of the Feeder Prospectuses and any supplements and amendments thereto as the Placement Agent may reasonably request.

                (ii) Before amending or supplementing the Feeder Prospectuses, to furnish the Placement Agent a copy of each such proposed amendment or supplement.

                (iii) To provide each prospective investor with an opportunity to inquire of the Delaware Feeder Fund or the Cayman Feeder Fund, as the case may be, and the Investment Manager about the terms and conditions of the offering and to obtain any information such investor may reasonably consider necessary for making an informed investment decision.

                (iv) To advise the Placement Agent, promptly after the Delaware Feeder Fund or the Cayman Feeder Fund, as the case may be, shall receive notice or obtain actual knowledge thereof, of the suspension of the qualification of the Delaware Feeder Shares or the Cayman Feeder Shares, as the case may be, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use its best efforts to obtain the withdrawal of such order promptly.

                (v) Promptly to take such action as the Placement Agent shall reasonably request to qualify the Delaware
                        Feeder Shares or the Cayman Feeder Shares, as the case may be, for offer and sale under the securities laws of such jurisdictions where the Placement Agent has placed Delaware Feeder Shares or the Cayman Feeder Shares, as the case may be, and to maintain such qualifications in effect for so long as required for the placement of the Delaware Feeder Shares or the Cayman Feeder Shares, as the case may be, by the Placement Agent, except that the Delaware Feeder Fund or the Cayman Feeder Fund, as the case may be, shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                (vi) None of the Feeder Funds nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Feeder Shares or any security (as defined in the Securities Act) which
                        (A) is or will be integrated with the sale of the Feeder Shares in a manner which would require the registration of the Feeder Shares under the Securities Act, or (B) would cause the offer and sale of the Feeder Shares pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act.

                (vii) To not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Feeder Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and in furtherance of the foregoing to not publish or disseminate any material naming or referring to the Placement Agent in connection with any offering of the Feeder Shares unless the Placement Agent shall have consented to the publication or use thereof.

         (c) In further consideration of the agreements of the Placement Agent herein contained, the Issuer hereby agrees that
                (i) on or prior to the Closing Date the Issuer will have filed the Notification with the SEC under the Investment Company Act as a nondiversified, closed-end management investment company and all action under the Securities Act and the Investment Company Act, as the case may be, necessary to consummate the sale of the Common Shares as provided in this Agreement has or will have been taken by the Issuer and (ii) the Issuer will be in compliance with the terms and conditions of the Investment Company Act at all times through the completion of the transactions contemplated in this Agreement.

7.       Fees and Expenses.

         The Issuer covenants and agrees with the Placement Agent and any purchasers of the Common Shares who purchase Common Shares through the Placement Agent that the Issuer will pay, or cause to be paid, whether or not any sale of the Common Shares is consummated, all expenses incident to the performance of the Issuer's obligations under the Related Agreements, including: (i) the preparation and printing of the Final Common Share PPM, the Feeder Prospectuses and all amendments and supplements thereto (except as otherwise provided herein), (ii) all fees and expenses in connection with the qualification of the Common Shares for offering and sale under applicable foreign and U.S. securities laws as provided herein, including any Blue Sky and legal investment memoranda and any other agreement or documents in connection with the offering, purchase, sale and delivery of the Common Shares, (iii) the fees and disbursements of Jones Day, counsel for the Issuer, the fees and disbursements for local counsel for the Issuer in various non-US jurisdictions and the fees and disbursements of Arnold & Porter LLP, counsel for the Investment Manager, (iv) the fees and disbursements of Jones Day, counsel for the Placement Agent, (v) the fees and disbursements of the Issuer's accountants, if any, (vi) all fees and expenses incurred in connection with the organization of the Issuer and the Feeder Funds,
(vii) all costs and expenses incurred in the preparation, issuance, printing and delivery of the Common Shares, the Related Agreements and all other documents relating to the issuance, purchase and sale of the Common Shares, and (viii) all other costs and expenses incident to the performance by the Issuer of its various obligations hereunder which are not otherwise specifically provided for in this Section 7. The Issuer will also pay or cause to be paid any transfer, stamp or value-added taxes payable in connection with the placement of the Common Shares contemplated hereby. Such payments payable to the Placement Agent shall be made promptly by wire transfer of immediately available funds to an account specified by the Placement Agent.

8. Offering of Common Shares; Restrictions on Transfer: Certain Agreements of the Placement Agent.

         (a) The Placement Agent represents and agrees that it has not and will not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Common Shares or Feeder Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (b) The Placement Agent represents and warrants that it has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its formation and has the power and authority to own its assets, to conduct its business as described in the Final Common Share PPM and Feeder Prospectuses and to execute, deliver and perform its obligations under this Agreement and the Fee Letter, except to the extent that the failure to be in good standing would not have a material adverse effect on the Placement Agent.

         (c) The Placement Agent represents and warrants that the execution and delivery by the Placement Agent of, and the performance by the Placement Agent of its obligations under, this Agreement and the Fee Letter does not and will not contravene any provision of applicable law or the charter or any agreement or other instrument binding upon the Placement Agent that is material to the Placement Agent, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Placement Agent, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Placement Agent of its obligations relating to the Common Shares, the Feeder Shares or under this Agreement or the Fee Letter, except such as may be required under foreign or state securities or Blue Sky laws in any jurisdiction in connection with the sale of the Common Shares and Feeder Shares and such other approvals as have been obtained and are in full force and effect.

         (d) The Placement Agent represents and warrants that it owns, possesses or has obtained all necessary consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, whether foreign or domestic, required for the execution, delivery or performance by the Placement Agent of this Agreement and to own and use its assets and to conduct its business in the manner described in the Final Common Share PPM and Feeder Prospectuses.

         (e)            The Placement Agent represents, warrants and agrees that
                (i) it has not offered, sold, delivered or placed and, prior to the completion of the period of six months from the Closing Date, will not offer, sell, deliver or place any Securities or Feeder Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act and Markets Act of 2000 (the "FSMA") with respect to anything done by it in relation to the Securities or Feeder Shares in, from or otherwise involving the United
                Kingdom and (iii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities or Feeder Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

         (f) The Placement Agent represents, warrants and agrees with respect to offers and sales outside the United States that (i) it understands that no action has been or will be taken in any jurisdiction by the Placement Agent, the Issuer, the Feeder Funds or the Investment Manager that would permit a public offering of the Common Shares or Feeder Shares, or possession or distribution of the Common Share PPM or Feeder Prospectuses or any other offering or public material relating to the Common Shares or Feeder Shares in any country or jurisdiction where action for that purpose is required; and (ii) the Placement Agent has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Common Shares or Feeder Shares or has in its possession or distributes Common Share PPM, Feeder Prospectuses or any such other material, in all cases at its own expense.

         (g) The Placement Agent represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with all anti-money laundering laws and regulations applicable to it, including, in the case of Morgan Stanley, applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

         (h) The Placement Agent agrees that the Investment Manager may reject any potential investor if such investor is not a Qualified Investor, and the Placement Agent will not receive any fee with respect to any such potential rejected investor.

         (i) The Placement Agent did not use any materials that describe the Issuer, the Feeder Funds, the Common Shares or the Feeder Shares other than the Common Share PPM and the Feeder Prospectuses or other materials approved by the Investment Manager.

         (j) Assuming that the representations, warranties and covenants made by the Issuer, each Feeder Fund and the Investment Manager in this Agreement are true and correct and have been and will be complied with, that the representations, warranties and covenants made or deemed to be made by holders of the Common Shares and the Feeder Shares in the subscription agreements relating to such Common Shares and the Feeder Shares are true and correct and have been and will be complied with and that the Common Shares and the Feeder Shares are offered and sold by the Placement Agent in accordance with the Final Common Share PPM and Feeder Prospectuses, the Placement Agent represents and agrees that it has not and will not sell Common Shares or Feeder Shares to persons who are not Qualified Investors.

9.       Indemnification and Contribution.

         (a) The Issuer and each Feeder Fund agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of either
                Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) ("LOSSES") (i) relating to, arising out of or in connection with the placement and sale of the Common Shares and Feeder Shares contemplated by this Agreement or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials (as defined below), or caused by any omission or alleged omission in the Offering

                Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in the case of clause (ii) above, insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Placement Agent's Information or the calculations made by the Placement Agent in the Additional Materials (as defined below). With respect to clause (i) above, the Issuer will not, however, be responsible for any Losses that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of the Placement Agent. The Issuer and each Feeder Fund also agrees that none of the Placement Agent or any controlling or affiliated person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Issuer or any Feeder Fund for or in connection with the transactions contemplated by this Agreement except for any such liability for Losses with respect to clause (i) above incurred by the Issuer or any Feeder Fund that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of the Placement Agent or controlling person or affiliated person. "Offering Materials" means the Common Share PPM and any document incorporated by reference therein or any amendment or supplement thereto, and any filings with the SEC by the Issuer made prior to the Closing Date, any additional materials distributed by the Placement Agent to prospective purchasers of the Common Shares and any of the Feeder Prospectuses or any amendment or supplement thereto. Any such additional materials referred to in the last clause of the preceding sentence shall be limited to: (i) materials reviewed and approved by the Investment Manager and (ii) materials provided by the Investment Manager to the Issuer or the Placement Agent (the "ADDITIONAL MATERIALS").

         (b) The Placement Agent agrees to indemnify and hold harmless the Issuer and each Feeder Fund, its authorized representatives and each person, if any, who controls the Issuer and each Feeder Fund within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses, (i) relating to, arising out of or in connection with the placement and sale of the Common Shares and Feeder Shares contemplated by this Agreement or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials with respect to the Placement Agent's Information, the Delaware Feeder's Placement Agent's Information or the Cayman Feeder's Placement Agent's Information, as the case may be, or caused by any omission or alleged omission in the Offering Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to the Placement Agent's Information, the Delaware Feeder's Placement Agent's Information or the Cayman Feeder's Placement Agent's Information, as the case maybe. With respect to clause (i) above, the Placement Agent will not, however, be responsible for any Losses that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of the Issuer.

         (c) In the event any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to paragraph (a) above and by the Issuer or the applicable Feeder Fund, as the case may be, in the case of parties indemnified pursuant to paragraph (b) above. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, provided that written notice of a proposed settlement is provided to the Indemnifying Party no less than ten business days prior to the date of such proposed settlement, consent of the Indemnifying Party to such settlement shall not be required by an Indemnified Party if as of the date of any such notice to the Indemnifying Party, the Indemnifying Party has not reimbursed the Indemnified Party for fees and expenses of counsel as contemplated herein within 30 days of request for such reimbursement by the Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9 is unavailable to any Indemnified Party or insufficient in respect of any Losses, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Placement Agent on the other hand from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Placement
                Agent on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agent on the other hand in connection with the offering of the Common Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Common Shares (before deducting expenses) received directly by the Issuer on the one hand and the total discounts, commissions and placement agent fees received by the Placement Agent in respect thereof on the other hand bear to the aggregate offering price of the Common Shares. The relative fault of the Issuer on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer on the one hand or by the Placement Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Issuer and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this
                Section 9 were determined by pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
                (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Placement Agent shall be required to contribute any amount in excess of the amount by which the Placement Agent's Fee exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the Issuer, each of the Feeder Funds and the Investment Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or under common control with or controlled by the Placement Agent or by or on behalf of the Issuer, its authorized representatives or any person controlling the Issuer or the Investment Manager or (iii) acceptance of any payment for any of the Common Shares. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

10.      Termination.

         The Placement Agent, in its absolute discretion, may terminate this Agreement at any time on or prior to the Closing Date by notice to the Issuer, the Delaware Feeder Fund, the Cayman Feeder Fund and the Investment Manager, if
(a) after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by the relevant U.S. federal or New York state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agent, is material and adverse, and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event singly or together with any other such event makes it, in the judgment of the Placement Agent, impracticable to market any of the Common Shares or Feeder Shares on the terms and in the manner contemplated in this Agreement, the Common Share PPM and the Feeder Prospectuses.

         If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Agreement (other than as a result of a default by the Placement Agent hereunder), the Issuer shall be obligated to reimburse the Placement Agent as has so terminated this Agreement with respect to itself for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

11.      Submission to Jurisdiction, Waiver of Immunity, Venue.

         (a) Each of the Issuer, the Feeder Funds, Investment Manager and Placement Agent irrevocably submits, to the extent permitted by applicable law, to the nonexclusive jurisdiction of any New York State or United States Federal Court sitting in the City of New York in any suit, action or proceeding arising out of or relating to this Agreement. Each of the Issuer, the Feeder Funds, Investment Manager and Placement Agent irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Issuer, the Feeder Funds and Investment Manager hereby irrevocably appoints the Investment Manager (the "PROCESS AGENT"), as its agent to receive, on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer, the Feeder Funds or Investment Manager, as the case may be, in care of the Process Agent at such Process Agent's above address or such other address as the Issuer, the Feeder Funds or Investment Manager shall notify the Placement Agent, in writing; provided, however, that service shall also be mailed to the Issuer, the Feeder Funds or Investment Manager, as the case may be, and each of the Issuer and Investment Manager hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Issuer, the Feeder Funds or the Investment Manager in the same manner and to the same address as notices are required to be delivered to the Issuer or Investment Manager under Section 14 hereof. Each of the Issuer, the Feeder Funds and Investment Manager agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. To the fullest extent permitted by applicable law, the Issuer, the Feeder Funds and the Investment Manager agree that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.

         (b) To the extent that any of the Issuer, the Feeder Funds, the Investment Manager or the Placement Agent has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

         (c) The Issuer, the Feeder Funds, Investment Manager and the Placement Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

12.      Status of the Placement Agent.

         In soliciting offers to purchase the Common Shares from the Issuer or Feeder Shares from the Feeder Funds pursuant to this Agreement and in assuming its other obligations in connection therewith, the Placement Agent is acting solely as agent for the Issuer or the Feeder Funds, as the case may be, and not as principal, it is understood that the Placement Agent has and will be acting as the Issuer's or the Feeder Funds' agent in the placing of the respective

Common Shares or Feeder Shares and that the Placement Agent's responsibility with respect to the Common Shares and Feeder Shares is limited to a "reasonable efforts" basis in placing such Common Shares and Feeder Shares with no understanding, express or implied, on the Placement Agent's part of a commitment to purchase or place such Common Shares and Feeder Shares. The Placement Agent shall have the right, in its sole discretion, to reject in whole or in part any offer to purchase Common Shares or Feeder Shares or to allot to any purchaser less than the amount of Common Shares or Feeder Shares offered to be purchased by such purchaser, and the Placement Agent's decision in respect thereof shall be binding on the Issuer and the Feeder Funds. The Issuer and the Feeder Funds will sell the Common Shares and Feeder Shares directly to each purchaser through the Placement Agent as agent, and the Placement Agent will have no ownership interest in or title to the Common Shares or Feeder Shares prior to their purchase by purchasers; provided, however, that the Placement Agent shall have the right to purchase Common Shares and Feeder Shares as principal for its own account.

         The Placement Agent will make reasonable efforts to assist the Issuer and each Feeder Fund in obtaining performance by each purchaser whose offer to purchase Common Shares or Feeder Shares from the Issuer or Feeder Funds has been solicited by the Placement Agent and accepted by the Issuer and the Feeder Funds, but the Placement Agent shall have no liability to the Issuer or any Feeder Fund if any such purchase is not consummated for any reason. If the Issuer shall fail to deliver Common Shares or any Feeder Fund shall fail to deliver Feeder Shares to a purchaser whose offer it has accepted, the Issuer or Feeder Fund (i) shall hold the Placement Agent harmless against any loss, claim, damage or liability arising from or as a result of such failure by the Issuer, the Feeder Funds or the Investment Manager and (ii) shall pay to the Placement Agent any fee to which they would be entitled hereunder in connection with such sale as if such sale had been consummated.

         Nothing contained in this Agreement (i) shall prevent the Placement Agent from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities or (ii) shall be construed in any way as precluding or restricting other rights of the Placement Agent to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, any of the Common Shares or Feeder Shares.

13.      Survival.

         The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Issuer, the Delaware Feeder Fund, the Cayman Feeder Fund, the Investment Manager and their officers, directors or other representatives and the Placement Agent, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of' any investigation or any statements as to the results thereof made by or on behalf of the Placement Agent or any officer, director, employee or controlling person of the Placement Agent) and will survive delivery of and payment for the Common Shares. The provisions of Sections 7 and 9 shall survive the termination of this Agreement.

14.      Notices.

         All communications hereunder shall be in writing and, if sent to the Placement Agent, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036 (fax: 212-761-0582), attention: Managing Director, Fixed Income Structured Credit Transactions; or, if sent to MSIL, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to Morgan Stanley & Co. International Limited at 25 Cabot Square, Canary Wharf, London El4 4QA, United Kingdom (fax: 011-44-20-7425-8990), attention: Managing Director, Fixed Income Structured Credit Transactions; or, if sent to the Issuer, the Delaware Feeder Fund or the Cayman Feeder Fund shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to York Enhanced Strategies Fund, LLC, 767 Fifth Avenue, 17th Floor, New York, New York 10153, Attention: Adam J. Semler; or, if sent to the Investment Manager, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to York Enhanced Strategies Management, LLC, 767 Fifth Avenue, 17th Floor, New York, New York 10153, Attention: Adam J. Semler.

15.      Miscellaneous.

         (a) If this Agreement is executed by or on behalf of any party hereto by a person acting under a power of attorney given him by such party, such person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

         (b) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and, with respect to Section 9 hereof, the officers, directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

         (d) The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

         (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

16.      Limited Recourse.

         The obligations of the Issuer, the Delaware Feeder Fund and the Cayman Feeder Fund under this Agreement are limited in recourse to the respective assets of the Issuer, the Delaware Feeder Fund and the Cayman Feeder Fund. To the extent the assets of the Issuer, the Delaware Feeder Fund and the Cayman Feeder Fund are not sufficient to meet the obligations of the respective Issuer, the Delaware Feeder Fund and the Cayman Feeder Fund in full, none of the

Issuer, the Delaware Feeder Fund or the Cayman Feeder Fund shall have further obligations hereunder and any outstanding obligations shall be extinguished.

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement among the parties hereto.

                                       Very truly yours,

                                       YORK ENHANCED STRATEGIES FUND, LLC

                                            By: ________________________________
                                                Name:
                                                Title:

                                       YORK ENHANCED STRATEGIES
                                       MANAGEMENT, LLC

                                            By: ________________________________
                                                Name:
                                                Title:

                                       YORK ENHANCED STRATEGIES FEEDER
                                       FUND

                                            By: ________________________________
                                                Name:
                                                Title:

                                       YORK ENHANCED STRATEGIES (CAYMAN)
                                       FEEDER FUND LTD

                                            By: ________________________________
                                                Name:
                                                Title:

Accepted at New York, New York,
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:      _____________________
         Name:
         Title:

Accepted at London, United Kingdom,
as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL
LIMITED

By:      _____________________
         Name:
         Title:

Accepted at London, United Kingdom,
as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL
LIMITED

By:      _____________________
         Name:
         Title:

                                   APPENDIX A

                            PWM SPECIFIC PROVISIONS

Notwithstanding anything to the contrary in this Agreement, the rights, obligations and agreements in respect of PWM as contained in this Agreement shall be modified as follows:

1. the rights, obligations and agreements of PWM shall be only in respect of the Common Shares of the Issuer and the shares of the Feeder Funds;

2. any reference to the appointment of the Placement Agent as placement agent shall be deemed to refer to the granting to PWM of the right to distribute the Common Shares of the Issuer and the shares of the Feeder Funds;

3. any reference to the entering into of a placement agency agreement with the Placement Agent shall be deemed to refer to the entering into of a distribution agreement with PWM;

4. any reference to the offering and/or selling of the Common Shares of the Issuer and the shares of the Feeder Funds by the Placement Agent shall be deemed to refer to the promotion and marketing of the Common Shares of the Issuer and the shares of the Feeder Funds by PWM;

5. PWM shall be under no obligation to find eligible investors or to promote and market the Common Shares of the Issuer and the shares of the Feeder Funds;

6. PWM may, without notice to the Issuer or the Investment Manager, assign or delegate its rights and obligations to its affiliates or independent third parties, or otherwise retain affiliates or independent third parties to act as sub-distributors, in connection with the promotion and marketing of the Common Shares of the Issuer and the shares of the Feeder Funds and otherwise to assist PWM in performing its obligations under this Agreement to the extent PWM deems appropriate;

7. In distributing the Common Shares of the Issuer and the shares of the Feeder Funds, PWM will be an independent contractor (rather than employee, agent or representative) of the Issuer and the Investment Manager, and PWM will not have the right, power or authority to enter into any contract or to create any obligation on behalf of the Issuer or the Investment Manager or otherwise bind the Issuer or the Investment Manager in any way. Nothing in this Agreement will create a partnership, joint venture, agency, association, syndicate, unincorporated business or any other similar relationship between the parties. Nothing in this Agreement will be construed to imply that PWM is a partner, shareholder, manager, managing member, member or agent of the Issuer or the Investment Manager.